Exhibit 99.2

Worthington Industries to Acquire Piper Metal Forming Corporation

COLUMBUS, Ohio--(BUSINESS WIRE)--June 1, 2009--Worthington Industries, Inc. (NYSE:WOR) announced today that it has purchased the assets related to the business of Piper Metal Forming Corporation, U.S. Respiratory, Inc. and Pacific Cylinders, Inc.

Piper is a leading manufacturer of aluminum high pressure cylinders, and impact extruded steel and aluminum parts, serving the medical, automotive, defense, oil services and other commercial markets, with one manufacturing location in New Albany, Miss. U.S. Respiratory provides value-added assembly and distribution of Piper’s medical cylinder products. Pacific Cylinders provides West Coast distribution from Diamond Springs, Calif.

The revenues of this group were approximately $30 million for the last calendar year. These assets will be included in Worthington’s Pressure Cylinders business segment. The transaction is expected to be modestly accretive in the first year.

“This transaction represents a natural extension of our focus on growing our highly successful pressure cylinder business,” said Worthington’s Chairman and Chief Executive Officer, John P. McConnell. Harry Goussetis, President of Worthington Cylinders, added, “The products and markets served by Piper complement our presence in the cylinder market. While we currently manufacture a broad range of cylinders, the new aluminum products increase our line of industrial gas product offerings and present an opportunity to participate in the growing medical market.”

This transaction is expected to close within thirty days subject to normal closing conditions.

About Worthington Cylinders

Worthington Cylinders is the world’s leading global supplier of pressure cylinders, continually delivering solutions to its customers while exceeding their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including liquefied petroleum; refrigerant and industrial gas cylinders, airbrake tanks and consumer products.

About Worthington Industries

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America’s premier value-added steel processor and a leader in manufactured metal products such as metal framing, pressure cylinders, automotive past model service stampings, metal ceiling grid systems and laser welded blanks. Worthington employs approximately 7,000 people and operates 60 manufacturing facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company’s foundation.

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company relating to the expected benefits of the acquisition including the expectation for it to be accretive; expected growth of the pressure cylinder business; increases to product lines; or opportunities to participate in certain markets; and other non-historical matters constitute "forward looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: the possibility that costs or difficulties related to the integration of the business acquired are greater than expected; the ability to maintain relationships with customers of the acquired business; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials, supplies, utilities and other items required by operations; the ability to realize price increases, cost savings and operational efficiencies on a timely basis; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company; the level of imports and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
slhiggin@WorthingtonIndustries.com